EXHIBIT 10.56
STANDARD SUBLEASE
(Long-form to be used with pre-1996 AIREA leases)
(NOTE: NOT DESIGNED FOR SITUATIONS WHERE LESS THAN ENTIRE PREMISES ARE BEING SUBLET)
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only July 12, 2006 , is made by and between North Pacific Group, Inc. a Oregon Corporation, Successor and Interest to Forest Products Warehousing, LLC. , a Oregon LLC (“Sublessor”) and En Pointe Techonologies, Inc. a Delaware Corporation (“Sublessee”), (collectively the “Parties”, or individually a “Party”).
     1.2 Premises: That certain real property, including all improvements therein, and commonly known by the street address of 11081 Tacoma Drive, Rancho Cucamonga, 91730 located in the County of San Bernardino, State of California and generally described as (describe briefly the nature of the property) Approximately 95,090 square feet of space that is a portion of a 207,406 square foot CTU Industrial building (“Premises”).
     1.3 Term: 2 years and 5 1/2 months commencing September 1, 2006 (“Commencement Date”) and ending February 15, 2009 (“Expiration Date”).
     1.4 Early Possession: See Paragraph 18 of Addendum (“Early Possession Date”).
     1.5 Base Rent: $ 34,232.40 per month (“Base Rent”), payable on the First day of each month commencing November 1, 2006.
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
     1.6 Base Rent and Other Monies Paid Upon Execution:
          (a) Base Rent: $34,232.40 for the period November 1, 2006 through November 30, 2006.
          (b) Security Deposit: $35,183.30 (“Security Deposit”).
          (c) Association Fees: $ none for the period.
          (d) Other: $8,037.00 for Common area maintenance charges, Real Estate taxes and Insurance.
          (e) Total Due Upon Execution of this Lease: $77,452.70.
     1.7 Agreed Use: Warehousing, distribution of computer related accessories and related office use.
     1.8 Real Estate Brokers:
          (a) Representation: The following real estate brokers ( the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☑ NAI Capital Inc. — Teresia Knight, SIOR represents Sublessor exclusively (“Sublessor’s Broker”);
☑ Colliers International — Michael J. McCrary represents Sublessee exclusively (“Sublessee’s Broker”); or
☐           represents both Sublessor and Sublessee (“Dual Agency”).
          (b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement with NAI Capital Inc., ~~(or if there is no such agreement, the sum of or % of the total Base Rent)~~ for the brokerage services rendered by the Brokers.
     ~~1.9 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by (“Guarantor”).~~
     1.10 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:
☑ an Addendum consisting of Paragraphs 14 through 19;
☑ a plot plan depicting the Premises;
☐ a Work Letter;
☑ a copy of the Master Lease;
☑ other (specify): Rent Adjustments Addendum, NAI Capital Important Notices Document.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBL-2-4/01E

2. Premises.
     2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.
     2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), ~~and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense~~
     2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Sublessor and Sublessee shall allocate the cost of such work as follows:
          (a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds 6 months’ Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within 10 days after receipt of Sublessee’s termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If the Parties elect termination, Sublessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Sublessee (such as governmentally mandated seismic modifications, then Sublessor shall pay for said Capital Expenditure and the cost thereof shall be prorated between the Sublessor and Sublessee and Sublessee shall only be obligated to pay, each month during the remainder of the term of this Sublease, on the date on which Rent is due, an amount equal to 1/144th the cost of such Capital Expenditure. Sublessee shall pay interest on the unamortized balance at a rate that is then commercially reasonable in the judgment of Sublessor’s accountant. Sublessee may, however, prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last 2 years of this Sublease or if Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon 90 days prior written notice to Sublessee unless Sublessee notifies Sublessor, in writing, within 10 days after receipt of Sublessor’s termination notice that Sublessee will pay for such Capital Expenditure. If Sublessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Sublessee may advance such funds and deduct same, with interest, from Rent until Sublessor’s share of such costs have been fully paid. If Sublessee is unable to finance Sublessor’s share, or if the balance of the Rent due and payable for the remainder of this Sublease is not sufficient to fully reimburse Sublessee on an offset basis, Sublessee shall have the right to terminate this Sublease upon 10 days written notice to Sublessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.
     2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBL-2-4/01E

Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
     2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor’s expense ☑ Sublessee’s expense.
3. Possession.
     3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the commencement date, Sublessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said 10 day period, Sublessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.
     3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.
4. Rent and Other Charges.
     4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
     4.2 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.
5. Security Deposit. Sublessee shall deposit with Sublessor the sum specified in Paragraph 1.6(b) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any, portion of said deposit, Sublessee shall within 10 days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.
6. Agreed Use. The Premises shall be used and occupied only for Warehousing, distribution of computer related accessories and related office use and for no other purpose.
7. Master Lease.
     7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease", wherein Arrow Center LLC., a Delaware Corporation is the lessor, hereinafter the “Master Lessor".
     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and

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wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.
     7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: no items are excluded.
     7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. ~~The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.~~
     7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.
     7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.
     7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.
8. Assignment of Sublease and Default.
     8.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.
     8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.
     8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.
     8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.
9. Consent of Master Lessor.
     9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.
     9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.
     9.3 In the event that Master Lessor does give such consent then:
          (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
          (b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
          (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
          (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.
          ~~(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.~~
          (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease. In the event of a Default under the Master Leaseby North Pacific and Master Lessor requires Sublessee to attorn to Master Lessor and undertake the obligations of Sublessor under the Sublease, Master Lessor may apply Sublessor’s security deposit held by Master Lessor to cure such Default in accordance with the terms and conditions of the Master Lease, and Sublessor hereby consents to such application of its security deposit.

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     (g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease ~~(see Paragraph 39.2 of the Master Lease).~~
     9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
     9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
     9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. ~~If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.~~
~~10. Additional Brokers Commissions.~~
     ~~10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.~~
     ~~10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.~~
     ~~10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.~~
     ~~10.4 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.~~
11. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
12. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
13. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

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2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.
WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at:	Executed at:

On:	On:

By Sublessor:	By Sublessee:
North Pacific Group, Inc. a Oregon Corporation	En Pointe Technologies, Inc.
Successor and Interest to Forest Products	a Delaware Corporation
Warehousing, LLC., a Oregon LLC.
By:

By:	Name Printed:

Name Printed: Christopher Cassard	Title:

Title: CFO and Treasurer
By:

By:	Name Printed:

Name Printed:	Title:

Title:

Address: Lincoln Cneter Five, Suite 400	Address:

10200 South West Greenburg Road
Portland, Oregon 97223

Telephone:(503) 239-2001	Telephone:( )

Facsimile: (503) 238-2641	Facsimile:( )

Federal ID No.	Federal ID No.

BROKER:	BROKER:
NAI Capital Inc.	Colliers International

Attn: Teresia Knight, SIOR	Attn: Michael J. McCrary
Title: Senior Vice President	Title: Senior Vice President
Address: 3281 E. Guasti Road, Suite 225	Address: 3401 Centrelake Drive, Suite 150
Ontario, CA 91761	Ontario, CA 91761
Telephone/facsimile: 909-945-2339 / 909-919-1212	Telephone/Facsimile: 909-605-9400 / 909-937-6330
Federal ID No.	Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:	~~Executed at::~~

On:	~~On:~~

By Master Lessor:	~~By Guarantor(s):~~
Arrow Center, LLC
a Delaware Corporation	~~By:~~

~~Name Printed:~~

By:	~~Address:~~

Name Printed:

Title:

By:

Name Printed:	~~By:~~

Title:	~~Name Printed:~~

Address:	~~Address:~~

Telephone:( )

Facsimile:( )

Federal ID No.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBL-2-4/01E

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.
©Copyright 1997 By AIR Commercial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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©1997 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM SBL-2-4/01E

ADDENDUM
11081 Tacoma Drive.
Rancho Cucamonga, CA 91730
The following Addendum is hereby made a part of the Original AIR Commercial Real Estate Association Standard Sub-Lease dated For Reference Purposes – July 12, 2006; By and Between North Pacific Group, Inc., a Oregon Corporation, Successor and Interest to Forest Products Warehousing, LLC, an Oregon LLC. (Sub-Landlord), and En Pointe Technologies Inc. a Delaware Corporation, (SubTenant).
14.	Early Occupancy:

As soon as Sub-Landlord has vacated the Premises, Sub-Tenant shall have the limited right to enter the Premises prior to Sublease Commencement Date, free of Base Rent and NNN/Cam Operating Expenses, to commence installation of computer equipment, warehouse racking, telephone equipment, alarm systems, etc.

15.	Premises/Building Improvements:

The Sub-Landlord, at Sub-Landlord’s sole cost and expense, shall complete the following improvements to the premises prior to Sublease Commencement date:
a.	Repaint all of the office walls (both first and second floors and stairways)

b.	Steam clean all of the carpets (both first and second floors and stairways)

c.	Clean and sanitize all of the restrooms and their floors

d.	All ground level, dock high and rail doors shall be repaired and in good working order

e.	Remove residue and power steam clean the floor area in the approximate 10x10 warehouse area just outside the warehouse break room

f.	All linoleum floor areas through out the offices shall be cleaned and sanitized

g.	The HVAC equipment will be serviced
16.	HVAC:
a.	The Sub-Landlord has a routine HVAC maintenance program in place as required by the Master Lease. The Sub-Landlord will maintain the contract which is currently $200.00 every 6 months for regular service; and will pass on the maintenance cost to the Sub-Tenant.

b.	Should any of the HVAC units need replacement, then Sub-Tenant shall only pay their pro rata portion of the cost based on the ratio of their remaining term relative to the useful life of a new unit.
17.	Operating Expenses:

During the Sub-Lease, En Pointe’s month responsibility of “triple Net/CAM” Charges in aggregate shall not exceed a twenty-five (25%) percent increase over the existing expenses as outlined below:

Monthly NNN/cam charges:

Misc. cam charges	$2,684.00
Insurance expense	1,017.00
Real Estate Tax	3,812.00
Utility expense	524.00
18.	5 Year Sprinkler Certification:

The Master-Landlord is responsible for the 5 year sprinkler certification test and will be responsible for this as per the Master Lease.

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RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM
Dated July 12, 2006

By and Between (Sub-Lessor)	North Pacific Group,Inc., a Oregon Corporation,
Successor and Interest to Forest Products
Warehousing, LLC., a Oregon LLC.

(Sub-Lessee)	En Pointe Technologies, Inc.
a Delaware Corporation

Address of Premises:	11081 Tacoma Drive.
Rancho Cucamonga, CA 91730
Paragraph 19
A. RENT ADJUSTMENTS:
     The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:
(Check Method(s) to be Used and Fill in Appropriately)

~~☐ I.~~	~~Cost of Living Adjustment(s) (COLA)~~
          ~~a. On (Fill in COLA Dates):~~

~~the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐CPI U (All Urban Consumers), for (Fill in Urban Area):~~

~~, All Items~~
~~(1982-1984 = 100), herein referred to as “CPI”.~~
          ~~b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):                                        . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.~~
          ~~c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.~~

~~☐ II.~~	~~Market Rental Value Adjustment(s) (MRV)~~
          ~~a. On (Fill in MRV Adjustment Date(s):~~
~~the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:~~
               ~~1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:~~
                    ~~(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or~~
                    ~~(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:~~
                         ~~(i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” -check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.~~
                         ~~(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.~~

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM RA-3-8/00E

                         ~~(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.~~
                         ~~(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.~~
               ~~2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.~~
          ~~b. Upon the establishment of each New Market Rental Value:~~
               ~~1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and~~
               ~~2) the first month of each Market Rental Value term shall become the new Base Month’ for the purpose of calculating any further Adjustments.~~

☑ III.	Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
Sept. 1, 2006 – Oct. 1, 2006	Rent 0 dollars
Sept. 1, 2006 – Sept. 30, 2006	$8,037.00 for NNN/Cam charges
Oct. 1, 2006 – Oct. 31, 2006	$8,037.00 for NNN/Cam charges
Nov. 1, 2006 – Dec. 31, 2007	$34,232.40 ($0.36sf/NNN)month
Jan. 1, 2008 – Feb. 15, 2009	$35,183.30 ($0.37sf/NNN) month
B. NOTICE:
     Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
C. BROKER’S FEE:
     The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.
NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 S. Flower Street, Suite 600, Los Angeles, Calif. 90017

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©2000 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM RA-3-8/00E